Exhibit 23.2

Consent of Analysis, Research & Planning Corporation

Regarding this Registration Statement on Form S-3 for The Dow Chemical Company (the “Registration Statement”), Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the incorporation by reference in the Registration Statement of the use of ARPC’s name and the reference to ARPC’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2012.

/s/ B. Thomas Florence
B. Thomas Florence President Analysis, Research & Planning Corporation February 15, 2013